Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 4, 2005, in the Registration Statement (Form S-1) and related Prospectus of Targacept, Inc. dated January 17, 2006.

Ernst & Young LLP

Greensboro, North Carolina

January 13, 2006